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                                                                   EXHIBIT 10.22

                            SEROLOGICALS CORPORATION
                                COMPENSATION PLAN
                     FOR NON-EMPLOYEE DIRECTORS (the "Plan")
                              (as of May 18, 1998)

                  SECTION 1. ELIGIBILITY. Each member of the Board of Directors (the "Board") of Serologicals Corporation (the "Company") who is not an employee of the Company or any of its divisions or subsidiaries (an "Eligible Director") is eligible to participate in the Plan.

                  SECTION 2. PURPOSE. The purpose of the Plan is to advance the interests of the Company and its stockholders by compensating and providing incentives, which are linked directly to increases in stockholder value, to Eligible Directors for services rendered, time expended and for risks assumed and value added, in order that they will be encouraged to serve on the Board and exert their best efforts on behalf of the Company, thus enhancing the value of the Company for the benefit of the Company's stockholders.

                  SECTION 3. SHARES SUBJECT TO PLAN. Except as otherwise set forth herein, the Company shall not be required to reserve or otherwise set aside funds or shares of common stock, par value $.01 per share, of the Company ("Common Stock") for the payment of its obligations hereunder. The aggregate number of shares of Common Stock that may be issued pursuant to the Plan shall not exceed 25,000[, subject to adjustment upon the occurrence of adjustments to the outstanding Common Stock described in Section 8(e) hereof.] At all times during the term of the Plan, the Company shall reserve and keep available for issuance such number of shares of Common Stock[, adjusted in accordance with
Section 8(e) hereof,] as applicable (each a "Share"), as the Company is obligated to issue pursuant to the Plan. Common Stock issued under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares, as determined in the sole and absolute discretion of the Board. No fractional Shares shall be issued under the Plan.

                  SECTION 4.  ADMINISTRATION.

                  (a) GENERALLY. The Plan shall be administered, construed and interpreted by the Board. Pursuant to such authorization, the Board shall have the responsibility for carrying out the terms of the Plan, including but not limited to, the determination of the meeting based fees to be paid to all Eligible Directors. To the extent permitted under the securities laws applicable to compensation plans including, without limitation, the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or under the Internal Revenue Code of 1986, as amended (the "Code"), the Compensation Committee of the Board, or a subcommittee of the Compensation



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Committee, may exercise the discretion granted to the Board under the Plan, provided that the composition of such Committee or subcommittee shall satisfy the requirements of Rule 16b-3 under the Exchange Act, or any successor rule or regulation. The Board may also designate a plan administrator to manage the record keeping and other routine administrative duties under the Plan.

                  (b) RELIANCE AND INDEMNIFICATION OF BOARD MEMBERS. The Board may employ attorneys, consultants, accountants or other persons, and the Board, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board shall be personally liable for any action, determination or interpretation taken or made in good faith by the Board with respect to the Plan or compensation granted hereunder, and all members of the Board shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

                  SECTION 5. COMPENSATION. Each Eligible Director shall be entitled to receive: (i) $2,000 for each meeting (each of which is a meeting for which attendance in person was expected) of the Board of Directors actually attended in person each year ("Regular Compensation"); (ii) $1,000 for each meeting (each of which is a meeting for which attendance in person was expected) of a Committee of the Board of Directors actually attended in person if held in conjunction with a meeting of the Board of Directors ("Committee Compensation") and (iii) $2,000 for each meeting (each of which is a meeting for which attendance in person was expected) of a Committee of the Board of Directors actually attended in person if not held in conjunction with a meeting of the Board of Directors (collectively with Regular Compensation and Committee Compensation, "Compensation"). All Compensation shall be payable in cash as accrued unless otherwise provided herein. Compensation payable to Eligible Directors for services rendered as a director during a calendar year, if not deferred pursuant to Section 6 of the Plan, shall be paid (a) partly in Shares of Common Stock and partly in cash (in whatever percentages as shall be elected by the Eligible Director), (b) all in cash or (c) all in Shares of Common Stock, at the election of the Eligible Director. Such election shall be made, in writing, and delivered to the Secretary of the Company on or before December 31st each year (or, in the case of the first year of the Plan, on or before September 25, 1998). Payment in Shares, if any, shall be made on the last day of any month in which Compensation shall have been earned. Shares shall initially be issued in uncertificated form and recorded in the accounting records of the Company. Upon the request of an Eligible Director, but not more frequently than once per quarter, the Company shall issue stock certificates with respect to the uncertificated Shares accounted for as provided in the preceding sentence. The amount of any cash payment to be made to an Eligible Director that elected option (a) above shall equal the result obtained by multiplying (x) the Compensation by (y) the decimal equivalent of the percentage of cash elected to be received by the Eligible Director (i.e., 40% cash shall equal .40). The number of Shares to be transferred to an Eligible Director pursuant to option
(a) or (c) above shall be determined by dividing (x) the amount


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of the Compensation balance by (y) the closing price of the Common Stock on the
NASDAQ National Market (or such other national securities exchange on which the Common Stock shall be primarily traded) on the last trading day of the calendar month in which the Compensation is earned.

                  SECTION 6.  ELECTION TO DEFER.

                  (a) TIME OF ELECTION. On or before September 25, 1998, an Eligible Director may elect to defer Compensation by directing that all of the Compensation which otherwise would have been payable in accordance with Section 5 above thereafter during such calendar year and succeeding calendar years shall be credited to a deferred compensation account (the "Director's Account"). Under a valid election, such deferred Compensation shall be payable entirely in Shares of Common Stock. Any person who shall become an Eligible Director during any calendar year, and who was not an Eligible Director of the Company prior to the beginning of such calendar year, may elect, within 30 days after his or her term begins, to defer payment of all of his or her Compensation earned during the remainder of such calendar year and for succeeding calendar years.

                  (b) FORM AND DURATION OF ELECTION. An election to defer Compensation shall be made by written notice executed by the Eligible Director and filed with the Secretary of the Company. Such election shall continue until the Eligible Director terminates such election by subsequent written notice filed with the Secretary of the Company; provided, however, that an Eligible Director may not revoke, change or make an election, if such Eligible Director has made an opposite-way election under any plan of the Company within the previous six months. Any such election to terminate deferral shall become effective for the calendar year following receipt of the election form by the Company and shall only be effective with respect to Compensation payable for services rendered as an Eligible Director thereafter. Amounts credited to the Director's Account prior to the effective date of termination shall not be affected by such termination and shall be distributed only in accordance with the terms of the Plan.

                  (c) CHANGE OF ELECTION. An Eligible Director who has terminated his or her election to defer Compensation hereunder may thereafter make another election in accordance with Section 6(a) to defer such Compensation for the calendar year subsequent to the filing of such election and succeeding calendar years.

                  (d) THE DIRECTORS ACCOUNT. All Compensation that an Eligible Director has elected to defer under the Plan shall be credited to the Director's Account as follows:

                      (i) As of the date set forth in Section 5, there shall be credited to the Director's Account the number of shares of Common Stock determined as set forth in Section 5. If the amount of the Compensation is not evenly divisible by such closing price of the Common Stock, the balance shall be credited to the Director's Account in cash.

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                      (ii) At the end of each calendar year, there shall be
credited to the Director's Account an amount equal to the cash dividends that would have been paid on the number of Shares of Common Stock credited to the Director's Account as of the dividend record date, if any, occurring during such calendar year as if such Shares had been shares of issued and outstanding Common Stock on such record date, and such amount shall be treated as reinvested in additional shares of Common Stock on the dividend payment date.

                      (iii) An Eligible Director shall not have any interest in the cash or Common Stock in his or her Director's Account until such cash or Common Stock is distributed in accordance with the Plan.

                  (e)  DISTRIBUTION FROM ACCOUNTS.

                      (i) At the time an Eligible Director makes an election to defer receipt of Compensation pursuant to this Section 6, such Director shall also file with the Secretary of the Company a written election with respect to the distribution of the aggregate amount of cash and Shares credited to the Director's Account pursuant to such election. An Eligible Director may elect to receive such amount in one lump-sum payment or in a number of approximately equal annual installments (provided the payout period does not exceed 15 years). The lump-sum payment or the first installment shall be paid as of (i) the first business day of any calendar year subsequent to the date the Compensation would otherwise be payable, as specified by the Director, (ii) the first business day of the calendar year immediately following the cessation of the Eligible Director's service as a director of the Company or (iii) the earlier of (i) or
(ii), as the Eligible Director may elect. Subsequent installments shall be distributed as of the first business day of each succeeding annual installment period until the entire amount credited to the Director's Account shall have been distributed. A cash payment will be made with the final installment for any fraction of a share of Common Stock credited to the Director's Account.

                      (ii) An Eligible Director participating in the Plan may, on or prior to December 31st each year, file another written election with the Secretary of the Company electing to change the date and/or method of distribution of the aggregate amount of cash and Shares of Common Stock credited to the Director's Account for services rendered as a director commencing with such calendar year; provided, however, that an Eligible Director may not revoke, change or make an election, if such Eligible Director has made an opposite-way election under any plan of the Company within the previous six months. Amounts credited to the Director's Account prior to the effective date of such change (the "Prior Amounts") shall not be affected by such change and shall be distributed only in accordance with the election in effect at the time the Prior Amounts were credited to the Director's Account; PROVIDED, HOWEVER, that an Eligible Director may elect to change the


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time at which Prior Amounts are to be paid, if (i) a written election to effect such change is filed with the Secretary of the Company at least one year before the earliest scheduled payment of the Prior Amounts and (ii) such change would not accelerate the Eligible Director's receipt of the Prior Amounts. Notwithstanding the foregoing, in the event an Eligible Director suffers a severe financial hardship outside the control of such Director, as determined by the Company, the Company may, in its sole discretion, at the request of such Eligible Director, elect to advance or defer the date of distribution of the Director's Account or change the method of distribution thereof.

                      (iii) Notwithstanding anything to the contrary contained herein, upon a "Change of Control" (as defined below) and except to the extent such actions shall make "pooling of interests" accounting unavailable to a "Change of Control" transaction approved by the Company's Board of Directors, the full number of Shares of Common Stock and cash in each Director's Account shall be immediately funded and be distributable on the earlier of the date which is six months and one day from the "Change of Control" or the distribution date(s) previously elected by an Eligible Director. For purposes of this Plan, a "Change of Control" shall mean the occurrence of any of the events described below: (i) a change, within a period of 24 months or less, in the composition of the Board of Directors of the Company, such that at any time the majority of directors who are then serving were not serving at the beginning of such period, unless at such date of determination, such directors were nominated upon the recommendation of a majority of the Board of Directors who were directors at the beginning of such period; (ii) any "person" (as such term is defined in Section 3(a)(9) and 13(d)(3) of the Exchange Act), other than the Eligible Director, or any group of which the Eligible Director is a member (within the meaning of Rule 13d-1(f) of the Rules and Regulations promulgated under the Exchange Act), or an "Affiliate" or "Associate" (as such terms are defined in Rule 405 of the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act")) thereof, becomes a beneficial owner (as defined in Section 13(d)(3) of the Exchange Act), directly or indirectly, of (x) securities of the Company representing thirty percent (30%) or more of the Company's then outstanding securities having the right to vote for the election of directors or
(y) all or substantially all of the assets of the Company; PROVIDED, that the acquisition by the Company of another company or the assets thereof or a similar transaction in which the Company issues securities representing 30% or more of the total number of votes that may be cast for the election of directors of the Company shall not constitute a "Change in Control" if (1) the Company is the surviving corporation, (2) the President and Chief Executive Officer of the Company and the Chief Financial Officer immediately preceding the signing of the acquisition (or similar) agreement relating to such transaction shall serve as such for a 24 month period after the closing of such transaction and (3) the Board of Directors of the Company shall not change over a 24 month period, in connection with or as a consequence of such transaction, by more than 30%.;
(iii) commencement (within the meaning of Rule 14d-2 of the Rules and Regulations promulgated under the Exchange Act) of a "tender offer" for capital stock of the Company subject to Section 14(d)(2) of the Exchange Act by any "person" (as defined


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above) other than the Company or any group of which the Eligible Director is a member; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.]

                  (f) DISTRIBUTION ON DEATH. If an Eligible Director should die before all amounts credited to the Director's Account shall have been paid in accordance with the election referred to in Section 6(d), the balance in such Director's Account as of the date of such Director's death shall be paid promptly following such Director's death to the beneficiary designated in writing by such Director. Such balance shall be paid to the estate of the Eligible Director if (a) no such designation has been made or (b) the designated beneficiary shall have predeceased the Director and no further beneficiary designation has been made.

                  SECTION 7. AMENDMENT AND TERMINATION.

                  (a) MODIFICATIONS TO THE PLAN. The Plan shall continue in effect until terminated by the Board. The Board may at any time amend or terminate the Plan; provided, however, that (i) no amendment or termination shall impair the rights of an Eligible Director with respect to amounts then credited to the Director's Account; and (ii) no amendment shall become effective without approval of the stockholders of the Company if such stockholder approval is required to enable the Plan to satisfy applicable state or Federal statutory or regulatory requirements.

                  (b) RIGHTS OF ELIGIBLE DIRECTOR. No amendment, suspension or termination of the Plan that would adversely affect the right of any Eligible Director with respect to a Director's Account will be effective without the written consent of the affected Eligible Director.

                  (c) CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect.

                  SECTION 8.  MISCELLANEOUS.

                  (a) NON-TRANSFERABLE. The right of an Eligible Director to receive any amount in the Director's Account shall not be transferable or assignable by such Director, except by will or by the laws of descent and distribution, and no part of such amount shall be subject to attachment or other legal process.

                  (b) NO RIGHT TO CONTINUE AS DIRECTOR. Nothing contained herein or in any instrument executed pursuant to the Plan will confer upon any Eligible Director any right to continue as a member of the Board or affect the right of the Company, the Board or the

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stockholders of the Company to terminate the directorship of any Eligible
Director at any time with or without cause.

                  (c) NO RIGHT TO ASSETS OR VOTING RIGHTS. The establishment and maintenance of, or allocation and credits to, the Director's Account shall not vest in the Eligible Director or his beneficiary any right, title or interest in and to any specific assets of the Company. With respect to Compensation deferred pursuant to Section 6, an Eligible Director shall not have any dividend or voting rights or any other rights of a stockholder (except as expressly set forth in Section 6(d)(ii) with respect to dividends and as provided in subparagraph (e) below) until the shares of Common Stock issues in respect of such Compensation and credited to a Director's Account are distributed. The rights of an Eligible Director to receive payments under the Plan shall be no greater than the right of an unsecured general creditor of the Company.

                  (d) ANNUAL STATEMENT. Each Eligible Director participating in the Plan will receive an annual statement indicating the amount of cash and number of Shares of Common Stock credited to the Director's Account as of the end of the preceding calendar year.

                  (e) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If adjustments are made to outstanding Shares of Common Stock as a result of stock dividends, stock splits, recapitalizations, mergers, consolidations and similar transactions, an appropriate adjustment shall be made in the number of Shares of Common Stock credited to the Director's Account and to the number of Shares of Common Stock subject to the Plan.

                  (f) GOVERNING LAW. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware, without regard to the choice-of-law principles thereof, and applicable federal law.

                  (g) SEVERABILITY. If any term or provision of this Plan or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and be enforced to the fullest extent permitted by applicable law.

                  (h) OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Board from adopting other compensation arrangements for Eligible Directors, subject to stockholder approval if such approval is required. Such other arrangements may be either generally applicable or applicable only in specific cases.

                  (i) REPRESENTATIONS. The Board may require, as a condition to the right

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to receive payment of the Compensation hereunder (whether directly or from the
Director's Account), that the Company receive from the Eligible Director, representations, warranties and agreements to the effect that the Shares are being accepted by the Eligible Director only for investment and without any present intention to sell or otherwise distribute such Shares and that the Eligible Director will not dispose of such Shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificate issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

                  (j) WITHHOLDING. The Company shall be authorized to withhold from any Director's Account, or any payment due under the Plan, the amount of withholding taxes due, if any, in respect thereof, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Upon receiving distributions from the Director's Account, the Eligible Director receiving Shares pursuant thereto may be required to pay the Company the amount of any such withholding taxes which is required to be withheld with respect to such Shares.

                  (k) COST OF THE PLAN. The costs and expenses of administering the Plan shall be borne by the Company.

                  (l) NO WAIVER OF BREACH. No waiver by any person at any time or any breach by another person of, or compliance with, any condition or provision of the Plan to be performed by such other person shall be deemed a waiver of the same, any similar or any dissimilar provisions or conditions at the same, or at any prior or subsequent, time.

                  (m) NO TRUST OR FUND CREATED. The Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and an Eligible Director or any other individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof ("Person"). To the extent that any Person acquires a right to receive payments from the Company pursuant to a Directors' Account or otherwise, such right shall be no greater than the right of any unsecured general creditor of the Company.

                  (n) HEADINGS. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.


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